[CUTLER LAW GROUP LETTERHEAD]

                                January 14, 2000


Paul  Sandhu
GTC  Telecom  Corp.
3151  Airway  Ave.,  Suite  P-3
Costa  Mesa,  California  92626

     RE:  STOCK  ISSUANCES

Dear  Paul:

     This letter confirms our understanding that we are to be issued 25,000 shares of GTC Telecom Corp. common stock with S-8 registration rights. These shares are issued to us, in lieu of cash, as payment against $40,000 for legal services provided. This letter will also confirm that we have previously been issued an aggregate of 41,175 shares of the common stock of GTC Telecom Corp. As agreed, this firm will prepare and file the appropriate Form S-8 at no additional cost.

     In order for us to accept securities as compensation, we must obtain informed, written consent from the Company. The purpose of this letter is to request informed, written consent to the receipt of such compensation.

     Essentially, certain conflicts of interest may arise from our accepting an equity position in the Company for legal services. More specifically, the interests and objectives of one party may become inconsistent and incompatible with the interests and objectives of another party.

     Attorneys are governed by specific rules regarding the representation of clients when present or potential conflicts of interest exist. Rules 3-310(A),
(B), and (C) and (E) of the Rules of Professional Conduct of the State Bar of California provide as follows:

     "Rule  3-310  Avoiding  Interests  Adverse  to  a  Client

A.     For  purposes  of  this  rule:

1. 'Disclosure' means informing the client or former client of the relevant circumstances and of the actual and reasonably foreseeable adverse consequences to the client or former client;

2. 'Informed written consent' means the client's or former client's written agreement to the representation following written disclosure;

3.     'Written'  means  any  writing  as  defined in Evidence Code Section 250.

B. A member shall not accept or continue representation of a client without providing written disclosure to the client where:

1. The member has a legal, business, financial, professional, or personal relationship with a party or witness in the same matter; or

2.     The  member  knows  or  reasonably  should  know  that:

(a) the member previously had a legal, business, financial, professional, or personal relationship with a party or witness in the same matter; and

(b) the previous relationship would substantially affect the member's representation; or

     3. The member has or had a legal, business, financial, professional, or personal relationship with another person or entity the member knows or reasonably should know would be affected substantially by resolution of the matter; or

     4. The member has or had a legal, business, financial, or professional interest in the subject matter of the representation.

C.     A  member shall not, without the informed written consent of each client:

1. Accept representation of more than one client in a matter in which the interests of the clients potentially conflict; or

2. Accept or continue representation of more than one client in a matter in which the interests of the clients actually conflict; or

3. Represent a client in a matter and at the same time in a separate matter accept as a client a person or entity whose interest in the first matter is adverse to the client in the first matter.

D. A member shall not, without the informed written consent of the client or former client accept employment adverse to the client or former client where, by reason of the representation of the client or former client, the member has obtained confidential information material to the employment."

     Because of possible conflicts of interest, we suggest that the Company carefully consider the implications of compensation in the form of common stock of the Company. Additionally, we recommend that the Company seek the advice of independent counsel should any questions arise regarding the existence of actual or potential conflicts of interest which may presently exist or which may arise. Once the Company has fully considered such implications, if they so desire, they may consent to our accepting common stock as compensation by signing a copy of this letter acknowledging that (i) the Company has been advised of rules 3-310(A), (B), (C), and (E) and of the conflicts associated with the proposed arrangement, and (ii) nevertheless, the Company wants us to represent it and be compensated partially with common stock warrants.

                                      Very  truly  yours,

                                      /s/  M.  Richard  Cutler

                                      M.  Richard  Cutler

                                     CONSENT

     Cutler Law Group has explained to the undersigned that there may exist present and conflicting interests in the above-described action and Cutler Law Group has informed me of the possible consequences of these conflicts.

     I understand that I have the right to seek independent counsel before signing this Consent or at any future time. The undersigned nevertheless desires representation by and payment of common stock to Cutler Law Group to the extent described above, and, therefore, consents and gives approval to such representation and payment.

Dated:     January  14,  2000                    GTC  Telecom  Corp.




                                                 By:_/s/  Paul  Sandhu
                                                 Paul  Sandhu
                                                 President and Chief Executive
                                                 Officer